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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 28, 2004
               Date of earliest event reported: September 22, 2004

                               R-TEC HOLDING, INC.
             (Exact name of registrant as specified in its charter)

         IDAHO                          0-30463                 82-0515707
(State of Incorporation)       (Commission File Number)       (IRS Employer
                                                            Identification No.)

                             287 N. Maple Grove Rd.
                               Boise, Idaho 83704
               (Address of principal executive offices) (Zip Code)

                                 (208) 887-0953
                         (Registrant's telephone number,
                              including area code)

                             1471 E. Commercial Ave.
                              Meridian, Idaho 83642
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

      On September 22, 2004, the Board of Directors of the Registrant elected to approve and unanimously approved the following resolution:

            a. RESOLVED, that Douglas Hastings shall hereby be authorized to take any actions as are reasonably necessary to effect the transfer of shares equal to or convertible to Forty-Nine Percent (49%) of the total authorized stock of the Corporation to Faris McMullin, Michael McMullin, and Clyde B. Crandall pursuant to the terms of that certain Share Purchase and Investment Agreement of even date herewith;

            b. FURTHER RESOLVED, that Douglas Hastings shall hereby be authorized to take any actions as are reasonably necessary to authorize and transfer options or warrants equal to Two Percent (2%) of the authorized stock of the Corporation to Faris McMullin, executable three years and one week from the effective date of the Share Purchase and Investment Agreement of even date herewith pursuant to the terms thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2004

                                                   R-TEC HOLDING, INC.


                                               By: /s/ Michael T. Montgomery
                                                   ---------------------------
                                                   Michael T. Montgomery
                                                   Interim President and CEO